UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2026

AVAX ONE TECHNOLOGY LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-525 West 8th Avenue Vancouver, BC, Canada	V5Z1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AVX	The Nasdaq Capital Market

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The grant of shares pursuant to the Kahn Separation Agreement (as defined below) was made in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2026 (the “Effective Date”), by mutual agreement, Jolie Kahn departed from her role as Chief Executive Officer of AVAX One Technology Ltd. (the “Company”), effective as of the Effective Date. There was no disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices in connection with Ms. Kahn’s departure, nor has Ms. Kahn been removed for cause.

In the interim, and while the Company’s Board of Directors conducts a search for a permanent successor, Peter Wylie Jr. will assume the role of interim CEO of the Company, in addition to continuing to serve as the Company’s Chief Operating Officer. In connection with his increased responsibilities as interim CEO, Mr. Wylie will receive an increase in his compensation and receive a total payment of $40,000 per month.

In connection with Ms. Kahn’s departure, on July 5, 2026, Ms. Kahn and the Company entered into a Separation and Release Agreement (the “Kahn Separation Agreement”) that terminates the Consulting Agreement, dated November 1, 2025, as amended, between Ms. Kahn and the Company (the “Consulting Agreement”), effective as of the Effective Date. Pursuant to the Kahn Separation Agreement, and in exchange for a general release of claims in favor of the Company and the other released parties, Ms. Kahn will receive a lump sum cash payment of $160,000 in lieu of payment of her consulting fees through the end of the term of the Consulting Agreement, reimbursement for certain medical insurance costs, and a grant of shares of unregistered common stock having a fair market value of $250,000. Ms. Kahn will remain subject to certain non-competition, non-solicitation and non-disparagement covenants that survive the termination of the Consulting Agreement.

The foregoing description of the Kahn Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Kahn Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 6, 2026, the Company issued a press release announcing the leadership transition. A copy of the press release is attached to this report as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 9.01 Financial Statements and Exhibits.

10.1	Separation and Release Agreement dated as of July 5, 2026
99.1	Press Release dated July 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2026

AVAX ONE TECHNOLOGY LTD.

By:	/s/ Peter Wylie Jr
Name:	Peter Wylie Jr., Chief Operating Officer